Exhibit 10.2
ZIX CORPORATION 2005 STOCK COMPENSATION PLAN
(Amended and Restated as of June 13, 2006)

Section 1.	Purpose
     The purpose of the Zix Corporation 2005 Stock Compensation Plan (the “Plan”) is to enable Zix Corporation (the “Company”) to (i) attract and retain personnel of high caliber by offering stock-based compensation incentives and (ii) provide employees who receive awards under the Plan a sense of proprietorship through stock ownership, thus closely aligning their interests with those of shareholders. The Plan will provide the flexibility to allow the Company to use the Company’s common stock to (i) pay salaries, bonuses, commission compensation, and severance payments payable to Participants (defined below) in the Plan and (ii) to grant restricted stock awards under the Plan.

Section 2.	Definitions
     “Award” shall mean any Stock Grant or Restricted Stock Award, whether grated singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.
     “Award Agreement” shall mean a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
     “Board of Directors” shall mean the Board of Directors of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
     “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more Non-employee Directors. To the extent desirable to qualify Stock Grants or Restricted Stock Awards, as hereinafter defined, granted hereunder as “performance based compensation” within the meaning of § 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of § 162(m) of the Code.
     “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
     “Effective Date” shall mean May 25, 2005, subject to Section 7(c).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of shares of Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the shares of Common Stock are then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for shares of Common Stock on the day nearest preceding such date.
     “Non-employee Director” shall have the meaning given such term in Rule 16b-3(b)(3).
     “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts.

     “Participant” shall mean the person to whom a Stock Grant or a Restricted Stock Award is made under the Plan.
     “Restricted Stock” shall mean shares of Common Stock that are restricted or subject to forfeiture provisions.
     “Stock Grant” shall mean grants of shares of Common Stock under the Plan.
     “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.
     “Withheld Amounts” means all medical premiums, insurance premiums, 401(k) contributions, taxes, and other amounts that but for the Participant participating in the Plan would customarily be deducted from the cash salary, bonus, severance or commission compensation payable to the Participant.

Section 3.	Administration
     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The Committee may, in its discretion, modify or amend any Award. The determinations and interpretations made by the Committee are final and conclusive.

Section 4.	Eligibility
     All employees (including officers) and former employees of the Company or any Subsidiary and non-employee consultants and advisors to the Company or any Subsidiary that may be designated from time-to-time by the Committee are eligible to participate in the Plan. However, participation in the Plan is voluntary and only those persons who agree to participate in the Plan will actually participate.

Section 5.	Maximum Amount Available for Stock Grants
     The maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan shall be a total of 1,000,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that our shares of Common Stock are changed by a stock dividend, split or combination of shares, or other similar change in our capitalization, a proportionate or equitable adjustment will be made in the number or kind of shares available for grant.

Section 6.	Stock Grants and Restricted Stock Awards
Stock Payments in Lieu of Cash Compensation
     Subject to the provisions of the Plan and subject to compliance with applicable securities and other laws, on the day that a salary, bonus, commission compensation or severance payment is to be paid to the Participant, the Committee, in its discretion, may grant to the Participant a number of shares of Common Stock having a Fair Market Value, measured as of the business day immediately preceding the day of the grant of the Common Stock, equal to 100% of the salary, bonus, commission compensation or severance payment payable to the Participant for the relevant period or situation. The Committee may also, in its discretion, determine to grant an additional number of shares of Common Stock to mitigate the market risk Plan Participants will be subject to and to cover brokerage commissions and other incidental expenses that Plan Participants might incur in connection with the sale of the Stock Grant shares. The Company shall not be required to issue any fractional shares. Stock Grants under the Plan will be rounded up to the nearest whole number.
     The Committee, in its discretion, may establish such terms and conditions with respect to any Stock Grant as it deems appropriate as set forth in Section 7(a).
     The Company will deposit the Stock Grant shares in a brokerage account in the name of the Participant. The Participant will control the decision of whether or not to sell the shares and the timing of such sales. The Participant will promptly pay to the Company or a Subsidiary, as applicable, all Withheld Amounts.
Restricted Stock Awards
     The Committee may grant Restricted Stock awards under the Plan in the form of a grant of shares of Restricted Stock for which the only consideration furnished by the Participant is services to the Company (collectively, “Restricted Stock Awards”). In addition to the terms and conditions of an Award pursuant to Section 7(a), the Committee may establish in connection with the grant of shares of Restricted Stock pursuant to a Restricted Stock Award, such terms and conditions on the shares of Restricted Stock as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. Any such terms and conditions on shares of Restricted Stock shall be set forth in the Award Agreement.
     Any Restricted Stock Award that is intended as “qualified performance-based compensation” within the meaning of §162(m) of the Code must vest or become exercisable contingent on the achievement of one of more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with §162(m) of the Code. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company Restricted Stock Awards representing more than 200,000 shares of Common Stock on which the restrictions are based on Objectively Determinable Performance Conditions.

Section 7.	General Provisions
     (a) Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by an appropriate officer for and on behalf of the Company. The Committee may establish in connection with the grant of an Award pursuant to the an Award Agreement, such terms and conditions as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. If so provided in an Award Agreement, shares of Common Stock and/or Restricted Stock, as applicable, acquired pursuant to an Award may be subject to repurchase by the Company or an affiliate if not vested in accordance with the Award Agreement.
     (b) The Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan. Neither the Plan, any Stock Grant nor any Restricted Stock Award is intended to confer upon any Participant any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract).

     (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
     (d) The adoption of the Plan was authorized on March 1, 2005 by the Board of Directors and shall be effective as of the Effective Date, subject to the approval of the Plan by the shareholders of the Company. Unless earlier terminated by the Board of Directors, the Plan shall terminate as of the tenth anniversary of the Effective Date and no further Stock Grants or Restricted Stock Awards shall be made after such date. Termination of the Plan shall not affect Stock Grants or Restricted Stock Awards made prior to the termination date.
     (e) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Stock Grant or any Restricted Stock Award upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
     (f) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or self regulatory organization rules (e.g., NYSE, NASD), including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.
     AMENDED AND RESTATED as of June 13, 2006.

ZIX CORPORATION
By:	/s/ Ronald A. Woessner
Title:	Sr. Vice President
Date:	June 13, 2006

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